AMENDMENT TO
                             LOAN AGREEMENT

     THIS AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made as of December 1, 1997, by and between DIALYSIS CORPORATION OF AMERICA, a Florida corporation (the "Borrower"), having an address at 2337 West 76th Street, Hialeah, FL 33016, and MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, a Maryland banking institution (the "Bank").

                               RECITALS

     Pursuant to a certain Loan Agreement (which Loan Agreement, as the same has or may at any time and from time to time be amended, restated, supplemented or otherwise modified, is herein called the "Loan Agreement") dated November 30, 1988, between the Borrower and the Bank, the Borrower obtained a loan (the "Loan") from the Bank in accordance with and subject to the provisions of the Loan Agreement.

     The Borrower's obligation to repay the Loan with interest is evidenced by a Promissory Note dated November 30, 1988 in the principal amount of $600,000.00 from the Borrower to the Bank (the "Note"). The Note has been amended pursuant to a First Amendment to Promissory Note of even date herewith.

     The Note is secured by a Deed of Trust and Security Agreement from the Borrower to Stephen D. Palmer and William W. Duncan, Jr., trustees, for the benefit of the Bank, covering certain real property as described therein (the "Deed of Trust"). The Borrower's obligations under the Note are also secured by an Assignment of Rents and Leases dated November 30, 1988 by and between the Borrower and the Bank (the "Assignment of Rents and Leases").

     The Borrower has requested the Bank to delete the call provisions of the Loan Agreement and to make certain other accommodations and the Bank has agreed to do so provided that, among other things, the provisions of the Loan Agreement are amended and modified in accordance with the pro-visions of this Agreement.

                              AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Bank and the Borrower agree as follows:

     1.  Recitals.  The Bank and the Borrower acknowledge that the above
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Recitals to this Amendment are true and correct, and agree that the same are incorporated by reference into the body of this Amendment. Unless otherwise specifically defined herein, all terms defined by the provisions (including, without limitation, the terms "Loan Documents", "Default", "Event of Default", "Lease", "Loan", Tenant" and "Trust Property" shall have the same meanings ascribed to such terms by the provisions of the Note, Deed of Trust or the Loan Agree-ment (as the case may be) when used herein.

     2.  Amendments and Modifications to Loan Agreement.
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               2.1.  The Loan Agreement is hereby amended and modified by deleting Subsection D. of Section 1 of the Loan Agreement in its entirety.

               2.2. The Loan Agreement is hereby amended and modified by modifying the language of Subsection G(8) of Section 7 to read as follows:

                     (8) Make loans or advances to any company, person or other entity, except for loans or advances to subsidiaries or to Medicore which do not cause a violation of paragraph (3) above.

               2.3. The Loan Agreement is hereby amended and modified by modifying the language of Subsection G(10) of Section 7 to read as follows:

                     (10) At fiscal year end permit the Borrower's ratio of the sum of net income before taxes plus interest expense divided by interest expense of the Borrower to be less than
          2.0 to 1.0.

               2.4. The Loan Agreement is hereby amended and modified by modifying the language of Subsection G(12) of Section 7 to read as follows:

                    (12) Suffer or permit dissolution or liquidation either in whole or in part of any shares of its own stock.

               2.5. The Loan Agreement is hereby amended and modified by deleting Subsection (13) of Section 7(G) and by deleting Subsection H of
Section 7 of the Loan Agreement in their entirety.

               2.6. The Loan Agreement is hereby amended and modified by deleting the notice address provided for the Borrower in Section 12 and inserting the following in lieu thereof:

                     27 Miller Street
                     Lemoyne, PA  17043

                     with copies to:

                     Lawrence E. Jaffe, Esquire
                     777 Terrace Avenue
                     Hasbrouck Heights, NJ  07604

               2.7. The Loan Agreement is hereby amended and modified by adding the following new Section 13 to the end hereof:

                    "13.  Leases; Alterations to Trust Property.
                          -------------------------------------

                          13.1.  Approval of Leases.  Notwithstanding any-
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thing to the contrary contained in this Loan Agreement, the Deed of Trust and/or the Assignment of Rents and Leases, all Leases shall be subject to the prior written approval of the Bank which approval shall not be unrea-sonably withheld. All other terms and conditions regarding the Borrower's covenants and obligations to the Bank as to any Leases remain in full force and effect.

                          13.2.  Alterations to Trust Property.  Notwith-
                                 -----------------------------
standing anything to the contrary contained in this Loan Agreement, in
Section 7.08 of the Deed of Trust or in any of the other Loan Documents, the Borrower shall be permitted to make, without the Bank's prior written approval, alterations and/or improvements to the Trust Property that are either non-structural in nature or related to the buildout of leasehold improvements for a Tenant under a Lease approved by the Bank. The Borrower shall notify the Bank, in writing, of any and all such alterations upon completion thereof.

     3.  Fees, Costs and Expenses. The Borrower shall pay to the Bank on
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demand all costs and expenses both now and hereafter paid or incurred with respect to the preparation, negotiation, execution, administration and enforcement of this Amendment and all documents related thereto, including, without limitation, attorney's fees and expenses, recording costs, recorda-tion and other taxes, appraisal fees, costs of record searches, title company premiums and costs, fees and expenses for environmental audits and survey costs.

     4.  Representations and Warranties.  In order to induce the Bank to
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enter into this Amendment, the Borrower represents and warrants to the Bank that as of the date hereof (i) no Default or Event of Default exists under the provisions of the Loan Agreement, the Note and the other Loan Documents;
(ii) no event exists which, with the giving of notice or lapse of time, or both, could or would constitute a Default or Event of Default under the provisions of the Loan Agreement, the Note and the other Loan Documents;
(iii) all of the representations and warranties of the Borrower in the Loan Agreement and the other Loan Documents, are true and correct on the date hereof as if the same were made on the date hereof; (iv) all collateral pledged as security of the Loan is free and clear of all assignments, security interests, liens and other encumbrances of any kind and nature whatsoever except for those granted or permitted under the provisions of the Loan Agreement and the other Loan Documents; (v) no material adverse change has occurred in the business, financial condition, prospects or operations of the Borrower since the date of the financial statements of the Borrower most recently furnished to the Bank; and (vi) the Agreement
(as amended by this Amendment) and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. If any of the foregoing representations and warranties shall prove to be false, incorrect or misleading in any material respect, the Bank may, in its absolute and sole discretion, declare (a) that an Event of Default has occurred and exists under the provisions of the Loan Agreement and/or (b) any of the provisions of this Amendment to be null, void and of no force and effect.

     5.  Amendment and Modification Only.  This Amendment is only an agree-
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ment amending and modifying certain provisions of the Loan Agreement.  All of the provisions of the Loan Agreement are incorporated herein by reference and shall remain and continue in full force and effect as amended by this Amendment. The Borrower hereby ratifies and confirms all of its obliga-tions, liabilities and indebtedness under the provisions of the Loan Agreement as amended by this Amendment. The Bank and the Borrower agree it is their intention that nothing herein shall be construed to extinguish, release or discharge or constitute, create or effect a novation of, or an agreement to extinguish, any of the obligations, indebtedness and liabili-ties of the Borrower under the provisions of the Loan Agreement or under the other Loan Documents, or any assignment or pledge to the Bank of, or any security interest or lien granted to the Bank in or on, any collateral and security for such obligations, indebtedness and liabilities.

     6.  Applicable Law, Etc.  This Amendment shall be governed by the
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laws of the State of Maryland and may be executed in any number of dupli-
cate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute one and the same instrument.

     7.  Binding Effect.  This Amendment shall be binding upon and inure
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to the benefit of the Bank and the Borrower and their respective successors and assigns.

    IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment under their respective seals, the day and year first written above.

ATTEST:                         DIALYSIS CORPORATION OF AMERICA

                                   /s/ Daniel R. Ouzts
-----------------------------   By:--------------------------- (Seal)
                  Secretary        Daniel R. Ouzts, Vice President/Finance

WITNESS:                        MERCANTILE-SAFE DEPOSIT AND TRUST
                                COMPANY

                                   /s/ Stephen D. Palmer
-----------------------------   By:--------------------------- (Seal)
                                   Stephen D. Palmer, Vice President